SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

March 7, 2011

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue

New York, New York 10017

(Address of principal executive offices)

(212) 588-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 8.01.  Other Events.

Investment Technology Group, Inc.’s (the “Company”) 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) will be held on June 14, 2011 at such place and time as will be set forth in the Company’s proxy statement relating to that meeting.

In accordance with the Company’s Bylaws, in order to be properly brought before the 2011 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must comply with the information requirements set forth in our Bylaws and be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary.  As the date of our 2011 Annual Meeting represents a change of more than 30 days from the first anniversary of our 2010 Annual Meeting of Stockholders, this notice must be delivered to us not earlier than the 120th day prior to the 2011 Annual Meeting and not later than either the close of business on (a) the 10th day following the date on which notice of the date of such meeting was mailed or (b) the 10th day following the date on which public announcement of the date of such meeting is first made, whichever first occurs.  Accordingly, for the 2011 Annual Meeting, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions by March 17, 2011.

This filing constitutes a public announcement of the date of the 2011 Annual Meeting for purposes of Section 2.07(A)(2) of the Company’s Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: March 7, 2011	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, and
Duly Authorized Signatory of Registrant